EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP


         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-108452) and related Prospectus of Wintrust Financial Corporation for the registration of 1,150,000 shares of its common stock and to the incorporation by reference therein of our report dated March 7, 2003, with respect to the consolidated financial statements of Wintrust Financial Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                               /s/  ERNST & YOUNG LLP



Chicago, Illinois
September 9, 2003